Exhibit 99.2

1ST Constitution Bancorp to Acquire New Jersey Community Bank

CRANBURY, N.J., November 6, 2017 – 1ST Constitution Bancorp (Nasdaq: FCCY), the holding company for 1ST Constitution Bank, and New Jersey Community Bank (OTC PINK: NJCB) jointly announced today that they have entered into a definitive agreement and plan of merger pursuant to which 1ST Constitution Bancorp will acquire New Jersey Community Bank in a stock and cash transaction valued at approximately $4.00 per share, or approximately $7.6 million in total consideration.  Upon the closing of the transaction, New Jersey Community Bank will merge with and into 1ST Constitution Bank.  The merger has been unanimously approved by the boards of directors of both institutions, and is anticipated to be completed at the end of the first quarter of 2018.  The transaction is subject to approval by the shareholders of New Jersey Community Bank, as well as regulatory approvals, and other customary closing conditions.

Under the terms of the merger agreement, New Jersey Community Bank shareholders will receive $1.60 in cash and 0.1333 shares of 1ST Constitution Bancorp common stock, subject to adjustment as set forth in the merger agreement, for each share of New Jersey Community Bank common stock that they own.  1ST Constitution Bancorp expects to issue approximately 254,392 new shares of common stock in this transaction.  This deal value equates to approximately 82% of New Jersey Community Bank’s tangible book value as of September 30, 2017, and is anticipated to be accretive to 1ST Constitution Bancorp’s earnings per share and tangible book value in 2018.

New Jersey Community Bank is headquartered in Freehold, New Jersey, and serves its customers and communities through two full-service locations in Freehold and Neptune City, New Jersey.  New Jersey Community Bank has assets of approximately $104 million, loans of $83 million and deposits of $94 million as of September 30, 2017.  Following consummation of the merger, 1ST Constitution will have approximately $1.2 billion in assets with 20 branch banking offices located in Bergen, Middlesex, Monmouth, Mercer and Somerset Counties, New Jersey.

“We are pleased to be combining with New Jersey Community Bank and expanding our presence in Monmouth County.  Freehold is a desirable market with attractive demographic characteristics and growth opportunities.  Neptune City enhances our presence in the Asbury Park area, which is experiencing a strong renaissance,” said Robert F. Mangano, 1ST Constitution Bancorp’s President and Chief Executive Officer.  Mr. Mangano added, “The merger has solid strategic merit and will generate financial benefits to our existing shareholders and our new shareholders from New Jersey Community Bank.”

“Our board considers this merger to be an excellent opportunity and this partnership will benefit our shareholders through ownership in a growing financial institution with shares that trade on a national exchange.  Our customers and community will benefit from the enhanced financial products and services and financial strength provided by 1ST Constitution and 1ST Constitution’s demonstrated strong commitment to its customers and community,” said William H. Placke, President and Chief Executive Officer of New Jersey Community Bank.

Sandler O’Neill + Partners, L.P. is serving as financial advisor to 1ST Constitution Bancorp and Day Pitney LLP is providing legal counsel to 1ST Constitution Bancorp in connection with the transaction.  Boenning & Scattergood, Inc. is representing New Jersey Community Bank as financial advisors, and Windels Marx Lane & Mittendorf, LLP is serving as its legal counsel.

About 1ST Constitution Bancorp

1ST Constitution Bancorp, through its primary subsidiary, 1ST Constitution Bank, has approximately $1.1 billion of assets and operates 18 branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, Princeton, Rumson, Fair Haven, Shrewsbury, Little Silver and Asbury Park, New Jersey.

1ST Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and information about the Company can be accessed through the Internet at www.1STCONSTITUTION.com

About New Jersey Community Bank

New Jersey Community Bank is a state-chartered commercial bank headquartered in Freehold, New Jersey.  The Bank opened for business in July 2008 and operates two full-service banking offices in Monmouth County, New Jersey.  The Bank provides traditional commercial and retail banking services to small businesses and consumers.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between 1ST Constitution Bank (the “Bank”), a wholly-owned subsidiary of 1ST Constitution Bancorp (the “Company”), and New Jersey Community Bank (“NJCB”) (the “Merger”), constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (the “Commission”).  Such forward-looking statements include, but are not limited to, statements about the benefits of the Merger, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact, including statements containing such words as “will,” “could,” “plans,” “intends,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “anticipate,” “estimated,” or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words.  Readers should not place undue influence on these forward-looking statements, which are based upon the current beliefs and expectations of the management of the Company and NJCB.  These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated as of November 6, 2017, by and among the Company, the Bank and NJCB (the “Merger Agreement”); (2) the risk that NJCB’s shareholders may not adopt the Merger Agreement; (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (4) delays in closing the Merger or other risks that any of the closing conditions to the Merger may not be satisfied in a timely manner; (5) the inability to realize expected cost savings and synergies from the Merger in the amounts or in the timeframe anticipated; (6) the diversion of management’s time from ongoing business operations due to issues relating to the Merger; (7) costs or difficulties relating to integration matters might be greater than expected; (8) material adverse changes in the Company’s or NJCB’s operations or earnings; (9) potential litigation in connection with the Merger; (10) an increase or decrease in the common stock price of the Company during the 10 day pricing period prior to the closing of the Merger, which could cause an adjustment to the exchange ratio or give NJCB the right to terminate the Merger Agreement under certain circumstances; (11) the inability to retain NJCB’s customers and employees; and (12) the potential change in Federal tax law that could have a negative impact on the Company’s tax benefits from the Merger.  There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in the Company’s Annual Report on Form 10-K, which was filed with the Commission on March 16, 2017.  Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability.

The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company intends to file a registration statement on Form S-4 with the Commission.  The Company may file other documents with the Commission regarding the proposed Merger.  A definitive proxy statement/prospectus will be mailed to the shareholders of NJCB.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the registration statement (when available), including the proxy statement/prospectus, and other documents containing information about the Company at the Commission’s website at www.sec.gov.  Copies of these documents may also be obtained from the Company (when available) by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1ST Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500.

Certain Information Regarding Participants

The Company, NJCB, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from NJCB’s shareholders in respect of the proposed Merger.  Information regarding the directors and executive officers of the Company may be found in its definitive proxy statement relating to its 2017 Annual Meeting of Shareholders, which was filed with the Commission on April 24, 2017 and can be obtained free of charge from the Commission’s website at www.sec.gov or from the Company by directing a request to Robert F. Mangano, President and Chief Executive Officer, 1ST Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500.  Information regarding the directors and executive officers of NJCB may be found in its proxy statement relating to its 2017 Annual Meeting of Shareholders, which can be obtained free of charge from William H. Placke, President and Chief Executive Officer, New Jersey Community Bank, at 3441 U.S. Highway 9, Freehold, New Jersey 07728, telephone (732) 431-2265.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

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Contacts: Robert F. Mangano
President and Chief Executive Officer
1ST Constitution Bancorp
(609) 655-4500
rfm@1stconstitution.com

William H. Placke
Chairman, President and CEO
New Jersey Community Bank
(732) 431-2265
bplacke@NJCBK.com